 Exhibit 99.3


    Written Statement of Chief Executive Officer and Chief Financial Officer
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


    The undersigned, the Chief Executive Officer and the Chief Financial Officer of Global Energy Group, Inc. (the "Company"), each hereby certifies that, to such person's knowledge, on the date hereof:

       (a) the Form 10-QSB of the Company for the quarter ended June 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act or 1934; and

       (b) the information contained in the Report fairly presents, in all material respects, the condition and results of operations of the Company.



/s/ Joseph H. Richardson
------------------------------
Name: Joseph H. Richardson
Title: Chief Executive Officer
July 22, 2003


/s/ Peter E. Toomey
------------------------------
Name: Peter E. Toomey
Title: Chief Financial Officer
July 22, 2003


    A signed original of this written statement required by Section 906 has been provided to Global Energy Group, Inc., and will be retained by Global
    Energy Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.